Exhibit 32

CERTIFICATIONS UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

The undersigned, the Chief Executive Officer of Pharmaceutical Formulations, Inc., hereby certifies that Pharmaceutical Formulations, Inc.’s Form 10-Q for the Quarter Ended October 2, 2004 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 (o)(d)) and that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of Pharmaceutical Formulations, Inc.

Dated: November 16, 2004

/s/ James Ingram
James Ingram, Chief Executive Officer

CERTIFICATION OF CHIEF FINANCIAL OFFICER

The undersigned, the Chief Financial Officer of Pharmaceutical Formulations, Inc., hereby certifies that Pharmaceutical Formulations, Inc.’s Form 10-Q for the Quarter Ended October 2, 2004 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 (o)(d)) and that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of Pharmaceutical Formulations, Inc.

Dated: November 16, 2004

/s/ A. Ernest Toth, Jr.
A. Ernest Toth, Jr., Chief Financial Officer